EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Global Share Incentive Plan (2006) of Rosetta Genomics Ltd., as amended of our report dated March 25, 2010 with respect to the consolidated financial statements of Rosetta Genomics Ltd. and its subsidiaries, included in its Annual Report on Form 20-F for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
March 25, 2010	A Member of Ernst & Young Global